                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ________________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934



       Date of Report (Date of Earliest Event Reported) OCTOBER 25, 1995


                            STERLING SOFTWARE, INC.
               (Exact Name of Registrant as Specified in Charter)



  DELAWARE                       1-8465                      75-1873956
 (State of                     (Commission                 (IRS Employer
incorporation)                 File Number)               Identification No.)



    8080 NORTH CENTRAL EXPRESSWAY, SUITE 1100, DALLAS, TEXAS    75206
           (Address of Principal Executive Offices)         (Zip Code)

      Registrant's telephone number, including area code:  (214) 891-8600

          ITEM 5. OTHER EVENTS

     On October 25, 1995, Sterling Software, Inc. ("Sterling Software") announced that it had entered into settlement agreements to resolve the shareholder class action suits pending against KnowledgeWare, Inc. ("KnowledgeWare") in the United States District Court for the Northern District of Georgia, Atlanta Division (the "Court"), for an aggregate of approximately $3.75 million in cash plus approximately 278,000 shares of Sterling Software common stock.

     Pursuant to the terms of the settlement agreements, KnowledgeWare will settle the claims of those plaintiffs who were to receive warrants ("Warrants") to purchase an aggregate of 500,000 shares of KnowledgeWare common stock pursuant to a prior class action settlement approved in April, 1994 (the "Class I Plaintiffs") and the claims of those plaintiffs who purchased KnowledgeWare stock during the period October 18, 1993 to August 30, 1994 ("Class II Plaintiffs"). The Class I Plaintiffs will be entitled to receive $2.0 million of proceeds from the sale of stock in lieu of the Warrants. The Class II Plaintiffs will be entitled to receive the $3.75 million in cash plus the remaining proceeds from the sale of the stock, net of plaintiffs' attorneys fees and certain costs. The cash portion of the Class II settlement is being paid by KnowledgeWare's insurers. The stock portion of each settlement will come out of the approximately 484,800 shares of Sterling Software common stock which were placed in escrow pursuant to the merger agreement between Sterling and KnowledgeWare (the "Escrow") to cover certain types of losses for which Sterling Software is entitled to indemnification.

     Consummation of the settlements is contingent upon the fulfillment of customary conditions, including preliminary and final approval of the Court.

     KnowledgeWare continues to be a defendant in several other civil actions filed in connection with its restatement of its financial results for the first three quarters of its 1994 fiscal year and its financial results for its full 1994 fiscal year, and the Securities and Exchange Commission continues its formal investigation. After giving effect to the class action settlements, there will be approximately 200,000 shares of Sterling Software common stock remaining in the Escrow, with a current market value of approximately $9.5 million. Sterling Software's management believes that after giving effect to the value of the shares remaining in the Escrow and applicable reserves, the ultimate resolution of such actions will not materially affect the financial condition or results of operations of Sterling Software.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                STERLING SOFTWARE, INC.


                                By   /s/ JEANNETTE P. MEIER
                                   _______________________________________
                                   Jeannette P. Meier
                                   Executive Vice President, Secretary and
                                   General Counsel

Date:  October 30, 1995

                                      -3-